Exhibit No. 3.1
Form 10-KSB
Buyers United, Inc.
                                                      State of Delaware
                                                      Secretary of State
                                                      Division of Corporations
                                                      Filed 9:00 AM 03/15/1999
                                                      991099477-3016691

                          CERTIFICATE OF INCORPORATION
                                       OF
                                    BUI, INC.


                                    ARTICLE I
                                      NAME

      The name of the Corporation is BUI, Inc.

                                   ARTICLE II
                     REGISTERED OFFICE AND AGENT FOR SERVICE

     The address of the Corporation's registered office in the State of Delaware is in the county of New Castle, at 1013 Centre Road, Wilmington, Delaware 10805. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III
                               CORPORATE PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

1.   Shares, Classes and Series Authorized.

     The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 25,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class that the Corporation shall have authority to issue are as follows:

     (a) 20,000,000 shares of Common Stock, $0.0001 par value ("Common Stock").

     (b) 5,000,000 shares of Preferred Stock, $0.0001 par value ("Preferred Stock").


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2.   Powers and Rights of the Preferred Stock.

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

3.   Issuance of the Common Stock and the Preferred Stock.

     The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the Corporation.

                                    ARTICLE V
                               BOARD OF DIRECTORS

     The governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of the Corporation, provided that the

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number of directors  may not be less than one nor more than  fifteen.  Effective upon filing of this Certificate, the members of the board of directors, consisting of three persons, shall be as follows:

                  Rod Smith               66 E. Wadsworth Park Dr., Suite 101
                                          Draper, Utah 84020

                  C. Douglas Smith        66 E. Wadsworth Park
                                          Dr., Suite 101 Draper, Utah 84020

                  Daniel R. Ainge         66 E. Wadsworth Park Dr., Suite 101
                                          Draper, Utah 84020

                                   ARTICLE VI
                          POWERS OF BOARD OF DIRECTORS

     The property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

1. To make, alter, amend or repeal the Bylaws of the Corporation; provided, that no adoption, amendment, or repeal of the Bylaws shall invalidate any act of the board of directors that would have been valid prior to such adoption, amendment, or repeal;

2. To determine the rights, powers, duties, rules and procedures that affect the power of the board of directors to manage and direct the property, business, and affairs of the Corporation, including the power to designate and empower committees of the board of directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for board meetings, as well as the manner of taking board action; and

     3. To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the Bylaws of the Corporation.

                                   ARTICLE VII
                                 INDEMNIFICATION

     The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

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                                 ARTICLE VIII
                LIMITATION ON PERSONAL LIABILITY FOR DIRECTORS

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                        CERTIFICATE SUBJECT TO AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by the Certificate of Incorporation, and except as otherwise provided by this Certificate of Incorporation, all rights conferred upon stockholders herein are granted subject to this reservation.

                                    ARTICLE X
                                  INCORPORATOR

     The sole incorporator of the Corporation is:

                  Rod Smith               66 E. Wadsworth Park Dr., Suite 101
                                          Draper, Utah 84020

     IN WITNESS WHEREOF, the undersigned, acting as the sole incorporator of the Corporation, signs this Certificate of Incorporation as his act and deed this 11th day of March, 1999.

                                          /s/ Rod Smith

                                       4

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State of Delaware
Secretary of State
Division of Corporations
Filed 9:00 AM 04/19/2000
001201588-3016691

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                                    BUI, INC.
               (Changing its name to "BuyersOnline.com, Inc.")


     BUI,  INC.,  a  corporation   organized  and  existing  under  the  General
Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted by resolutions approved by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     Amendment. The Certificate of Incorporation of the corporation is amended by striking Article I in its entirety and replacing therefor:

                                    ARTICLE I
                                      NAME

     The name of the Corporation is BuyersOnline.com, Inc.

     IN WITNESS WHEREOF, BUI, Inc. has caused this Certificate to be signed by its duly authorized officer this 30th day of March, 2000.

                                    BUI, Inc.


                                    By: /s/ Rod Smith, President

                                       5

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                                                      State of Delaware
                                                      Secretary of State
                                                      Division of Corporations
                                                      Filed 9:00 AM 10/24/2000
                                                      001535267-3016691

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                             BUYERSONLINE.COM, INC.

     BuyersOnline.com, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted by resolutions approved by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     Amendment. The Certificate of Incorporation of the corporation is amended by striking Section 1 of Article IV in its entirety and replacing therefor:

     1. Shares, Classes and Series Authorized.

          The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 105,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class that the Corporation shall have authority to issue are as follows:

          (a) 100,000,000 shares of Common Stock, $0.0001 par value ("Common Stock").

          (b) 5,000,000 shares of Preferred Stock, $0.0001 par value ("Preferred Stock").

     IN WITNESS WHEREOF, BuyersOnline.com, Inc., has caused this Certificate to be signed by its duly authorized officer this 24th day of October, 2000.

                                    BUYERSONLINE.COM, INC.


                                    By: /s/ Paul Jarman, Vice President

                                       6

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State of Delaware
Secretary of State
Division of Corporations
Filed 9:00 AM 11/01/2001
010549267-3016691

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                             BUYERSONLINE.COM, INC.

     BuyersOnline.com, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted by resolutions approved by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The amendments will be effective as of 12:01 am Eastern Time on November 20, 2001.

     Amendment No. 1. The Certificate of Incorporation of the corporation is amended by striking Article I in its entirety and replacing there for:

                                    ARTICLE I
                                      NAME

     The name of the Corporation is Buyers United, Inc.

     Amendment No. 2. The Certificate of Incorporation of the corporation is amended by striking Section 1 of Article IV in its entirety and replacing there for:

     1. Shares, Classes and Series Authorized.

          The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 115,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class that the Corporation shall have authority to issue are as follows:

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          (a)  100,000,000  shares of Common Stock,  $0.0001 par value  ("Common
     Stock").

          (b)  15,000,000   shares  of  Preferred   Stock,   $0.0001  par  value
     ("Preferred Stock").

     IN WITNESS WHEREOF, BuyersOnline.com, Inc., has caused this Certificate to be signed by its duly authorized officer this 31st day of October 2001.

                                    BUYERSONLINE.COM, INC.

                                    By: /s/ Paul Jarman, Vice President

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